Exhibit 10.3
WARRANT AGREEMENT
     THIS WARRANT AGREEMENT is dated August      , 2005, between Superconductor Technologies Inc., a Delaware corporation (the “Company”) and Registrar and Transfer Company, acting as warrant agent (in such capacity, the “Warrant Agent”).
     WHEREAS, the Company proposes to issue warrants (collectively, the “Warrants”) to acquire up to                     shares, subject to adjustment as provided herein, of common stock, $.001 par value (“Common Stock”), of the Company (collectively, the “Warrant Shares”);
     WHEREAS, each Warrant shall represent the right to purchase from the Company, at an initial price of $1.11 per share (the “Exercise Price”), the number of shares specified on the certificates evidencing the Warrants (the “Warrant Certificates”); and
     WHEREAS, Registrar and Transfer Company, the Company’s transfer agent and registrar for the Common Stock, is willing to serve as Warrant Agent in connection with the issuance of Warrant Certificates and the other matters as provided herein.
     NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the record holders from time to time of the Warrants (the “Holders”), the parties hereby agree as follows:
     1. Definitions. For the purposes hereof, the following terms shall have the following meanings:
     “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New Jersey are authorized or required by law or other government action to close.
     “Date of Exercise” means the date on which the Holder shall have delivered to the Company (i) a Warrant Certificate, (ii) the Form of Election to Purchase attached thereto, appropriately completed and duly signed, and (iii) payment of the Exercise Price in accordance with Section 12 for the number of Warrant Shares so indicated by the Holder to be purchased.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Expiration Date” means the fifth anniversary of the date of each Warrant Certificate, subject to the extension provisions in Section 13.
     “Market Price” of a share of Common Stock on any date shall mean, (i) if the shares of Common Stock are traded on the Nasdaq National Market or Nasdaq SmallCap Market, the last bid price reported on that date; (ii) if the shares of Common Stock are no longer quoted on Nasdaq and are listed on any national securities exchange, the last sale price of the Common stock reported by such exchange on that date; (iii) if the shares of Common Stock are not quoted on a any such market or listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last price reported on such day by the OTC Bulletin Board or the Bulletin Board Exchange; (iv) if the shares of Common Stock are not quoted on a any such market, listed on any such exchange or quoted on the OTC Bulletin Board or the Bulletin Board Exchange, then the last price quoted on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then as determined, in good faith, by the Board of Directors of the Company.
     “Person” means a corporation, association, partnership, limited liability corporation, organization, business, individual, government or political subdivision thereof or governmental agency.
     “Trading Day” means (i) a day on which the shares of Common Stock are traded on the Nasdaq National Market, Nasdaq SmallCap Market, New York Stock Exchange or American Stock Exchange on which the shares of Common Stock are then listed or quoted, or (ii) if the shares of Common Stock are not listed on any such exchange or market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board or the Bulletin Board Exchange, or (iii) if the shares of Common Stock are not quoted on the OTC Bulletin Board or the Bulletin Board Exchange, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in clause (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.
     2. Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only as definitive Warrant Certificates and shall be substantially in the form attached hereto as Exhibit A, shall be dated the date of issuance thereof (whether upon initial issuance, register of transfer, exchange or replacement) and shall bear such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement.
     3. Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase the number of shares of Common Stock specified on each Warrant Certificate shall be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to the purchasers thereof on or about the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 3. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.
     4. Registration of Warrant. The Warrant Agent shall register each Warrant Certificate delivered by the Warrant Agent to a Holder, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the Holder thereof from time to time. The Warrant Agent may deem and treat the registered Holder of each Warrant Certificate as the absolute owner of the Warrants represented thereby for the purpose of any exercise thereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     5. Registration of Transfers. The Warrant Agent shall register the transfer of any portion of a Warrant Certificate in the Warrant Register, upon surrender of the Warrant Certificate, with the Form of Assignment attached thereto duly completed and signed, to the Warrant Agent at its address specified herein. Upon any such registration or transfer, a new Warrant Certificate substantially in the form attached hereto as Exhibit A (any such new Warrant Certificate, a “New Warrant Certificate”), evidencing the portion of the Warrant Certificate so transferred shall be issued to the transferee and a New Warrant Certificate evidencing the remaining portion of the Warrant Certificate not so transferred, if any, shall be issued to the transferring Holder. The delivery of the New Warrant Certificate by the Warrant Agent to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant Certificate.
     6. Term of Warrants. Warrants shall be exercisable by the registered Holder at any time and from time to time on or after the 181st day after the date of each Warrant Certificate to and including the Expiration Date. At 5:00 P.M., Eastern Standard Time (“EST”) on the Expiration Date, any portion of a Warrant not exercised prior thereto shall be and become void and of no value.
     7. Exercise of Warrants and Delivery of Warrant Shares.
     (a) A registered Holder may exercise the Warrants for cash if there is a then effective Registration Statement covering the issuance of the Warrant Shares. At any time that a Registration Statement with respect to the Warrant Shares is not effective and available for issuance and sale of such Warrant Shares to the Holder, or such Holder’s valid assignee (but specifically excluding any time during which any suspension of such Registration Statement is in effect pursuant to Section 13), a registered Holder may exercise the Warrants for cash or by Net Exercise pursuant to Section 7(b) below, provided that the Holder makes customary representations requested by the Company regarding investment intent and accredited status, and agrees to customary transfer restrictions requested by the Company to ensure compliance by the Company with applicable securities laws. At such times, and upon such representations and agreements, if applicable, upon surrender of a Warrant Certificate and delivery of the Form of Election to Purchase to the Warrant Agent at its address for notice set forth in Section 17, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase thereunder (which must be a whole number) in accordance with Section 12 (the “Aggregate Exercise Price”) either for cash or by Net Exercise pursuant to Section 7(b) below, the Warrant Agent shall promptly issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise. Any Person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of the relevant Warrant Certificate. For so long as there is a then effective Registration Statement covering the issuance of the Warrant Shares, the Warrant Shares shall be issued free of all restrictive legends, and the Warrant Agent shall, upon request of the Holder, if available, use commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If there is not a then effective Registration Statement covering the issuance of the Warrant Shares, the Warrant Shares shall be issued in certificated form and include customary legends regarding transfer restrictions deemed appropriate by the Company. If fewer than all Warrant Shares issuable upon exercise of the relevant Warrant Certificate are purchased on such Date of Exercise, then the Warrant Agent will execute and deliver to the Holder or its assigns a New Warrant Certificate (dated the date thereof) evidencing the unexercised portion of the relevant Warrant Certificate.
     (b) At any time that a Registration Statement filed with respect to the Warrant Shares is not effective and available for issuance and sale of such Warrant Shares to the Holder, or such Holder’s valid assignee (but specifically excluding any time during which any suspension of such Registration Statement is in effect), in lieu of exercising the Warrants for cash, a registered Holder may elect during such time to receive shares equal to the value of the Warrant (or the portion thereof being exercised) by delivering such Warrant to the Warrant

Agent together with notice of such election (a “Net Exercise”). In such case, the Warrant Agent shall issue to such Holder a number of Warrant Shares computed using the following formula:
Y(A - B)
X=--------------------
A
     Where:
X = The number of Warrant Shares to be issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares represented by the portion of the Warrant being cancelled (at the date of such calculation).

A = The fair market value of one Warrant Share (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).
     For purposes of this Section 7(b), the fair market value of a Warrant Share shall mean the Market Price of the Common Stock at the Date of Exercise.
     8. Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax, or transfer agent fee in respect of the issuance of such certificates, all of which taxes shall be paid by the Company; provided, however, that the Company shall not be obligated to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring any Warrant Certificate or receiving Warrant Shares upon exercise thereof.
     9. Replacement of Warrant Certificate. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such Warrant Certificate, a New Warrant Certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant Certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.
     10. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of all outstanding Warrants as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of all outstanding Warrants (taking into account the adjustments and restrictions of Section 11). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, and be fully paid and nonassessable.

     11. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of each Warrant then outstanding are subject to adjustment from time to time as set forth in this Section 11.
     (a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment.
     (b) (i) If, at any time while the Warrants are outstanding, the Company issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any individual or entity to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than the current Exercise Price, then the Exercise Price shall be reduced, upon each such issuance, to equal the product of (A) the Exercise Price in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents times (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock which is determined by dividing the aggregate consideration received by the Company in connection with the issuance of such additional Common Stock Equivalents by the Effective Price in effect prior to such issuance, and the denominator of which is the aggregate number of shares of Common Stock deemed outstanding immediately after such issuance. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number. No further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.
          (ii) If, at any time while the Warrants are outstanding, the Company issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”) in a transaction the primary purpose of which is to raise capital, then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Date of Exercise and will be deemed to be equal to the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Date of Exercise (regardless of whether any such holder actually acquires shares on such date).

          (iii) Notwithstanding the foregoing, no adjustment will be made under this Section 11 (a) upon the issuance of any equity securities or any securities convertible into equity securities in connection with employee benefit plans, (b) upon the issuance of equity securities or securities convertible into equity securities in connection with equipment leases or similar financing transactions or to strategic partners for non-cash consideration, (c) in connection the an anti-dilution adjustment to Company securities outstanding on the date of this Warrant Agreement, (d) upon other issuances which are not capital raising transactions, (e) to the extent the Exercise Price would be adjusted to an amount less than the Market Price on the last Trading Day immediately prior to the date of this Warrant Agreement.
     (c) Extraordinary Transactions. If, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer by the Company is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, an “Extraordinary Transaction”), then each Holder’s Warrants will become the right thereafter to receive, upon exercise of his or her Warrants, the same amount and kind of securities, cash or property as such Holder would have been entitled to receive upon the occurrence of such Extraordinary Transaction if it had been, immediately prior to such Extraordinary Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the relevant Warrant (the “Alternate Consideration”) in lieu of Common Stock. The aggregate Exercise Price for each Warrant will not be affected by any such Extraordinary Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Extraordinary Transaction, then each Holder, to the extent practicable, shall be given the same choice as to the Alternate Consideration it receives upon any exercise of his or her Warrant following such Extraordinary Transaction. In addition, at the request of each Holder, upon surrender of such Holder’s Warrant, any successor to the Company or surviving entity in such Extraordinary Transaction shall issue to such Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. Each Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Extraordinary Transaction.
     (d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (c) of this Section, the number of Warrant Shares that may be purchased upon exercise of each Warrant shall be increased or decreased proportionately, as the case may be, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
     (e) Calculation of Consideration. All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. For the purposes of this Section 11, the consideration for any additional Common Stock Equivalents or Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Company for issuing such Common Stock Equivalents, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock

Equivalents. In any case in which the consideration to be received or paid shall be other than cash, the Company shall notify the holder of this Warrant of its determination of the fair market value of such consideration prior to the payment or accepting receipt thereof. If within thirty days after receipt of said notice, the holder of this Warrant shall notify the Company in writing of its objection to such determination, a determination of fair market value of such consideration shall be made by arbitration in accordance with the Rules of the American Arbitration Association, by an arbitrator in the Borough of Manhattan, City of New York, State of New York.
     (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 11, the Company at its expense will promptly calculate such adjustment in accordance with the terms of this Agreement and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of Warrant Shares or type of Alternate Consideration issuable upon exercise of each Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver to each Holder who makes a request in writing, a copy of each such certificate.
     (g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 11(g), the failure to deliver any notice under this Section 11(g) or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 11(g)).
     12. Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price by (a) wire transfer of immediately available funds, pursuant to wire instructions sent by the Company at the written request of the Holder or (b) Net Exercise in accordance with Section 7(b) herein, if applicable.
     13. Black-out Period. The Company shall use its reasonable best efforts to keep a registration statement (a “Registration Statement”) with respect to the issuance and sale of the Warrant Shares to the Holder, or such Holder’s valid assignee, in effect until the Expiration Date or such shorter period that will terminate when all the Warrants have been exercised, and during such time period shall use reasonable best efforts to obtain the prompt withdrawal of any stop order suspending the effectiveness of any such Registration Statement. At any time during which the Warrant Shares are included in a then-effective Registration Statement, the Company may suspend the ability of the Holders to exercise Warrants in any manner contemplated by this Agreement, for a reasonable period or periods (a “Black-out Period”), in the event that (i) an event occurs and is continuing as a result of a which the Registration Statement including the Warrant Shares, any related prospectus or any document incorporated therein by reference as then amended or supplement would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which the were made, not misleading, and (ii)(A) the Company determined in its good faith judgment that the disclosure of such event at such time would be to the detriment of the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a business transaction which has not yet been publicly disclosed. Notwithstanding the foregoing provisions of this Section 13, (i) if a Black-out Period is in effect on the Expiration Date, then the Expiration Date shall be extended for the number of calendar days covered by such Black-out Period (but in no event more than ten (10) days beyond the end of such Black-Out Period) and (ii) (A) the aggregate number of days covered by Black-out Periods shall not exceed ninety (90) in a particular calendar year and (B) a Black-out Period may not be in effect for more than thirty (30) consecutive days.
     14. No Fractional Shares. No fractional shares will be issued in connection with any exercise of a Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Market Price on the Date of Exercise.
     15. Exchange Act Filings. The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Exchange Act as a result of its acquisition of any Warrant and the Warrant Shares and any future retention or transfer thereof.
     16. Redemption.
     (a) If, at any time after the date which is twenty-four (24) months following the date hereof, and provided (A) (i) there is an effective Registration Statement with respect to the issuance of the Warrant Shares, or (ii) a Registration Statement is no longer needed for unrestricted resale of the Warrants or the underlying Common Stock and (B) that the Market Price equals or exceeds a price per share which equals 200% of the Intial Exercise Price (as appropriately adjusted under Section 11) for 20 out of 30 consecutive Trading Days, then upon thirty (30) days prior written notice (the “Notice Period”) to the Holder, the Warrants may be redeemed, at the option of the Company, at a price of $0.10 per Warrant.
     (b) In case the Company shall exercise its right to redeem, it shall mail a notice of redemption to Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, in accordance with the notice provisions contained in Section 17 of this Warrant Agreement.
     (c) The notice of redemption shall specify the redemption price, date fixed for redemption, the place where the Warrant shall be delivered and the redemption price shall be paid, and that the right to exercise the Warrant shall terminate at 5:00 P.M. (Eastern time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the “Redemption Date.” As of and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the redemption price of $0.10 per Warrant.
     17. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 P.M. (EST) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 P.M. (EST) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or

(iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:
if to the Company:
Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California 93111-2310
Attn: Martin S. McDermut
Facsimile No.: (805) 690-___
with a copy to:
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Attn: Daniel Flynn
Facsimile No.: (908) 497-2310
if to the Holder:
to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 17.
     18. Warrant Agent.
     (a) The Company and the Warrant Agent hereby agree that the Warrant Agent will serve as an agent of the Company as set forth in this Agreement.
     (b) The Warrant Agent shall not by any act hereunder be deemed to make any representation as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the number or kind or amount of securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives.
     (c) The Warrant Agent shall not have any duty to calculate or determine any required adjustments with respect to the Exercise Price or the kind and amount of securities or other property receivable by Holders upon the exercise of Warrants, nor to determine the accuracy or correctness of any such calculation.
     (d) The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (ii) be responsible for any failure by the Company to comply with any of its obligations contained in this Agreement or in the Warrant Certificates, (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct or (iv) have any responsibility to determine whether a transfer of a Warrant complies with applicable securities laws.

     (e) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Treasurer, or the Secretary or any Assistant Secretary of the Company and to apply to any such officer for written instructions (which will then be promptly given) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, except for its own gross negligence or willful misconduct, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.
     (f) The Warrant Agent may exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any persons. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against or arising out of or in connection with this Agreement.
     (g) The Company will take such action as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.
     (h) The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall only be liable for the failure to perform such duties as are specifically set forth herein.
     (i) The Warrant Agent may consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.
     (j) The Company agrees to pay to the Warrant Agent compensation for all services rendered by the Warrant Agent hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense incurred, including attorney’s fees, without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement.
     (k) The Warrant Agent, and any shareholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.
     (l) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant

Agent’s own gross negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company’s expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at such Holder’s last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company fails to do so within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 18(l), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.
     (m) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation to which the Warrant Agent transfers substantially all of its corporate trust business shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 18(l) or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder in accordance with Section 17
     19. Miscellaneous.
     (a) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Company, the Warrant Agent and the Holders, and their respective successors and assigns. Subject to the preceding sentence, nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or cause of action under this Agreement.
     (b) Amendments and Waivers. The Company may, without the consent of the Holders, by supplemental agreement or otherwise, (i) make any changes or corrections in this Agreement that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) add to the covenants and agreements of the Company for the benefit of the Holders (including, without limitation, reduce the Exercise Price or extend the Expiration Date), or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that, in the case of (i) or (ii), such changes or corrections shall not adversely affect the interests of Holders of then outstanding Warrants in any material respect. The Company may, with the consent, in writing or at a meeting, of the Holders of outstanding Warrants exercisable for two-thirds of the Warrant Shares, amend in any way, by supplemental agreement or otherwise, this Agreement and/or all of the outstanding Warrant Certificates; provided, however, that no such amendment shall adversely affect any Holder differently than it affects all other Holders, unless such Holder consents thereto. The Warrant Agent shall at the request of the Company, and without need of independent inquiry as to whether such supplemental agreement is permitted by the terms of this Section 19(b), join with the Company in the execution and delivery of any such supplemental agreements, but shall not be required to join in such execution and delivery for such supplemental agreement to become effective.
     (c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     (d) Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
     (e) Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
[The remainder of this page has been left intentionally blank.]

[Signature Page to Warrant Agreement]
     IN WITNESS WHEREOF, the parties has caused this Agreement to be duly executed by its authorized officer as of the date first indicated above.
SUPERCONDUCTOR TECHNOLOGIES INC.
By:
Name:
Title:
REGISTRAR AND TRANSFER COMPANY,
as Warrant Agent
By:
Name:
Title:

Exhibit A
EXERCISABLE ON OR AFTER
AND ON OR BEFORE THE EXPIRATION DATE

No. ___	Warrant to Purchase ___Shares
Warrant Certificate
WARRANTS TO PURCHASE COMMON STOCK OF
SUPERCONDUCTOR TECHNOLOGIES INC.

     This Warrant Certificate certifies that,        , or registered assigns, is the registered holder of a Warrant (the “Warrant”) to acquire from Superconductor Technologies Inc., a Delaware corporation (the “Company”), the number of fully paid and non-assessable shares of Common Stock, $.001 par value, of the Company (the “Common Stock”) specified above for consideration equal to the Exercise Price (as defined in the Warrant Agreement) per share of Common Stock. The Exercise Price and number of shares of Common Stock and/or type of securities or property issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrant evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:00 P.M., EST, on the Expiration Date.
     The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of warrants expiring on the Expiration Date entitling the Holder hereof to receive shares of Common Stock and is issued or to be issued pursuant to a Warrant Agreement dated August      , 2005 (the “Warrant Agreement”), duly executed and delivered by the Company and the Registrar and Transfer Company as warrant agent (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (“Holders” meaning, from time to time, the registered holders of the warrant issued thereunder). To the extent any provisions of this Warrant Certificate conflicts with any provision of the Warrant Agreement, the provisions of the Warrant Agreement shall apply. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company at 460 Ward Drive, Santa Barbara, California 93111-2310 or by telephone at (805) 690-4500, Attention: Secretary. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement.
     This Warrant may be exercised, in whole or in part, at any time on or after the 181st day after the date of the Warrant Agreement and on or before the Expiration Date, subject to the terms of the Warrant Agreement including, but not limited to, Section 13 thereof, by surrendering this Warrant Certificate, with the Form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Aggregate Exercise Price in accordance with Section 12 of the Warrant Agreement. Each exercise must be for a whole number of Warrant Shares. In the event that upon any exercise of the Warrant evidenced hereby the number of shares of Common Stock acquired shall be less than the total number of shares of Common Stock which may be purchased pursuant to this Warrant, there shall be issued to the Holder hereof or such Holder’s assignee a new Warrant Certificate evidencing the unexercised portion of this Warrant.
     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on this Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities or other property issuable upon the exercise of this Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of this Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.
     Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder’s legal representative or attorney duly appointed and authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate the right to purchase a like number of Warrant Shares.
     Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or the person entitled to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, provided that until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.
     This Warrant does not entitle any Holder to any of the rights of a shareholder of the Company.
     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.
     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.
[The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as of the date set forth below.
DATED:

SUPERCONDUCTOR TECHNOLOGIES INC.
By:
Name:
Title:

Countersigned:
REGISTRAR AND TRANSFER COMPANY,
as Warrant Agent

By:

Name:

Title:

FORM OF ELECTION TO PURCHASE
To Superconductor Technologies Inc.:
In accordance with the Warrant Certificate enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to exercise the Warrant with respect to                      Warrant Shares in accordance with the terms of the Warrant Agreement, and has tendered (a) via wire transfer to the account the Company the amount of $                     in immediately available funds, or (b) Warrant Shares pursuant to the Net Exercise provision of Section 7(b) of the attached Warrant, which sum represents the Aggregate Exercise Price (as defined in the Warrant Agreement) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.
The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of
Name:
Address:
Social Security or Tax I.D. No.:

FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant Certificate to purchase                     shares of Common Stock of Superconductor Technologies Inc. to which the within Warrant Certificate relates and appoints                      attorney to transfer said right on the books of Superconductor Technologies Inc. with full power of substitution in the premises.
Dated:

(Signature must conform in all respects to name of
holder as specified on the front page of the Warrant
Certificate)
Address of Transferee:

In the presence of:

Print Name: